EXHIBIT 99.1 – JOINT FILING AGREEMENT

Pursuant to, and in accordance with, the requirements of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, each party hereto hereby agrees to jointly file a Statement on Schedule 13G (including amendments thereto) with regard to the common units representing limited partner interests in PVR Partners, L.P., a Delaware master limited partnership, and further agrees that this Joint Filing Agreement be included as an exhibit to such joint filings.

In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of the date set forth below.

Dated: September 24, 2013

/s/ Trevor D. Rees-Jones
Trevor D. Rees-Jones

/s/ Janice M. Rees-Jones
Janice M. Rees-Jones

THE JAN AND TREVOR REES-JONES REVOCABLE TRUST

By:	/s/ Trevor D. Rees-Jones
Name: Trevor D. Rees-Jones
Title: Trustee

REES-JONES HOLDINGS LLC

By:	/s/ Trevor D. Rees-Jones
Name: Trevor D. Rees-Jones
Title: Chief Executive Officer

CHIEF E&D (GP) LLC

By:	/s/ John Hinton
Name: John Hinton
Title: Senior VP, CFO, and Treasurer

CHIEF E&D HOLDINGS, LP

By:	Chief E&D (GP) LLC,
its general partner

By:	/s/ John Hinton
Name: John Hinton
Title: Senior VP, CFO, and Treasurer